Exhibit 4.2

OMNIBUS AMENDMENT
TO
INDENTURE SUPPLEMENTS AND AMENDED AND RESTATED INDENTURE

This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of September 21, 2018 (the “Amendment”) is entered into by and between BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Issuer, Indenture Trustee and U.S. Bank National Association, as Securities Intermediary, are parties to (i) the Amended and Restated Indenture, dated as of December 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Indenture”), (ii) the Series 2014-3 Indenture Supplement, dated as of September 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2014-3 Indenture Supplement”), (iii) the Series 2015-1 Indenture Supplement, dated as of March 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2015-1 Indenture Supplement”), (iv) the Series 2015-4 Indenture Supplement, dated as of November 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2015-4 Indenture Supplement”), (v) the Series 2016-1 Indenture Supplement, dated as of August 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2016-1 Indenture Supplement”), (vi) the Series 2017-1 Indenture Supplement, dated as of May 23, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-1 Indenture Supplement”) and (vii) the Series 2017-2 Indenture Supplement, dated as of July 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-2 Indenture Supplement” and, together with the Series 2014-3 Indenture Supplement, the Series 2015-1 Indenture Supplement, the Series 2015-4 Indenture Supplement, the Series 2016-1 Indenture Supplement and the Series 2017-1 Indenture Supplement, the “Indenture Supplements” and each, an “Indenture Supplement”);

WHEREAS, the parties hereto desire to amend the Indenture Supplements and the Amended and Restated Indenture as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Amended and Restated Indenture and the Indenture Supplements, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01        Amendments to the Indenture Supplements.

(a)               Section 1.01 of each Indenture Supplement is hereby amended by adding the following new defined terms in appropriate alphabetical order:

“Amortization Period” means, with respect to any Series of Notes, each Monthly Period with respect to which either (i) Principal Collections are required to be deposited into an accumulation account for payment of principal (other than Optional Amortization Amounts) on such Series of Notes or (ii) principal payments (other than Optional Amortization Amounts) are required to be made on such Series of Notes.

“Optional Amortization Amount” means, with respect to any Series of Notes, an “Optional Amortization Amount” for such Series of Notes as specified in the related Indenture Supplement.

(b)               The definition of “Series 2014-3 Floating Allocation Percentage” set forth in Section 1.01 of the Series 2014-3 Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

“Series 2014-3 Floating Allocation Percentage” means, with respect to any ~~Monthly Period for such Monthly Period, and any date of determination as of such~~ date of determination in ~~such~~any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Allocation Amount as of the beginning of the first day of such Monthly Period (or, ~~with respect to~~(x) in the case of the first Monthly Period, the Series 2014-3 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series 2014-3 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2014-3 Notes) as of any date of determination on or after the date of such issuance of additional Series 2014-3 Notes), and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below ~~related to this clause (i)~~, or (ii) the sum of the numerators used to calculate the Floating Allocation Percentages for all Series of Notes as of ~~the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below related to this clause (ii)~~such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, ~~on~~the Series 2014-3 Floating Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, ~~the amount calculated above pursuant to clause (i) shall be adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period from the first day of such~~

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~~Monthly Period to and including such Addition Date or Removal Date. With respect to any Monthly Period in which there is a new issuance of Notes or an additional issuance of Notes of an Outstanding Series of Notes, in each case, pursuant to Section 4.10 of the Indenture, the amount calculated above pursuant to clause (ii) shall be adjusted to give effect to all increases in the sum of the allocation amounts resulting from such new Series of Notes or additional issuance of Notes of an Outstanding Series of Notes occurring in such Monthly Period from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new Series of Notes or the additional issuance of Notes of an Outstanding Series of Notes~~and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date~~.~~

(c)               The definitions of “Series 2015-1 Floating Allocation Percentage”, “Series 2015-4 Floating Allocation Percentage”, “Series 2016-1 Floating Allocation Percentage”, “Series 2017-1 Floating Allocation Percentage” and “Series 2017-2 Floating Allocation Percentage” set forth in Section 1.01 of the applicable Indenture Supplement are hereby amended as set forth below, with text marked in underline indicating additions to such definitions and with text marked in ~~strikethrough~~ indicating deletions to such definitions (without regard to the Series designation set forth below):

“Series 2017-2 Floating Allocation Percentage” means, with respect to any ~~Monthly Period for such Monthly Period, and any date of determination as of such~~ date of determination in ~~such~~any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Allocation Amount as of the beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2017-2 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series 2017-2 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2017-2 Notes) as of any date of determination on or after the date of such issuance of additional Series 2017-2 Notes), and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below ~~related to this clause (i)~~, or (ii) the sum of the numerators used to calculate the Floating Allocation Percentages for all Series of Notes as of ~~the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below related to this clause (ii)~~such date of determination. With respect to any Monthly Period in

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which an Addition Date or a Removal Date occurs, ~~on~~the Series 2017-2 Floating Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, ~~the amount calculated above pursuant to clause (i) shall be adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period from the first day of such Monthly Period to and including such Addition Date or Removal Date. With respect to any Monthly Period in which there is a new issuance of Notes or an additional issuance of Notes of an Outstanding Series of Notes, in each case, pursuant to Section 4.10 of the Indenture, the amount calculated above pursuant to clause (ii) shall be adjusted to give effect to all increases in the sum of the allocation amounts resulting from such new Series of Notes or additional issuance of Notes of an Outstanding Series of Notes occurring in such Monthly Period from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new Series of Notes or the additional issuance of Notes of an Outstanding Series of Notes~~and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

(d)               The definition of “Series 2014-3 Principal Allocation Percentage” set forth in Section 1.01 of the Series 2014-3 Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

“Series 2014-3 Principal Allocation Percentage” means, with respect to any ~~Monthly Period for such Monthly Period, and any date of determination as of such~~ date of determination in ~~such~~any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is (~~a~~i) during the Revolving Period, the Allocation Amount as of the beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2014-3 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series 2014-3 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2014-3 Notes) as of any date of determination on or after the date of such issuance of additional Series 2014-3 Notes) and (~~b~~ii) during the Controlled Accumulation Period or the Early Amortization Period, the Allocation Amount as of the close of business on the date on which the Revolving Period shall have terminated, and (b) the

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denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below ~~related to this clause (i)~~, or (ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all Series of Notes as ~~adjusted in accordance with the provisions below related to this clause (ii)~~of such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, ~~on~~the Series 2014-3 Principal Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, ~~the amount calculated above pursuant to clause (i) shall be adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period from the first day of such Monthly Period to and including such Addition Date or Removal Date. With respect to any Monthly Period in which there is a new issuance of Notes or an additional issuance of Notes of an Outstanding Series of Notes, in each case, pursuant to Section 4.10 of the Indenture, the amount calculated above pursuant to clause (ii) shall be adjusted to give effect to all increases in the sum of the allocation amounts resulting from such new Series of Notes or additional issuance of Notes of an Outstanding Series of Notes occurring in such Monthly Period from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new Series of Notes or the additional issuance of Notes of an Outstanding Series of Notes~~and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

(e)               The definitions of “Series 2015-1 Principal Allocation Percentage” and “Series 2015-4 Principal Allocation Percentage” set forth in Section 1.01 of the applicable Indenture Supplement are hereby amended as set forth below, with text marked in underline indicating additions to such definitions and with text marked in ~~strikethrough~~ indicating deletions to such definitions (without regard to the Series designation set forth below):

“Series 2015-4 Principal Allocation Percentage” means, with respect to any ~~Monthly Period for such Monthly Period, and any date of determination as of such~~ date of determination in ~~such~~any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is (~~a~~i) during the Revolving Period, the Allocation Amount as of the beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2015-4 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series

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2015-4 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2015-4 Notes) as of any date of determination on or after the date of such issuance of additional Series 2015-4 Notes) and (~~b~~ii) during the Controlled Accumulation Period or the Early Amortization Period, the Allocation Amount as of the close of business on the date on which the Revolving Period shall have terminated, and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below ~~related to this clause (i)~~, or (ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all Series of Notes as ~~adjusted in accordance with the provisions below related to this clause (ii)~~of such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, ~~on~~the Series 2015-4 Principal Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, ~~the amount calculated above pursuant to clause (i) shall be adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period from the first day of such Monthly Period to and including such Addition Date or Removal Date. With respect to any Monthly Period in which there is a new issuance of Notes or an additional issuance of Notes of an Outstanding Series of Notes, in each case, pursuant to Section 4.10 of the Indenture, the amount calculated above pursuant to clause (ii) shall be adjusted to give effect to all increases in the sum of the allocation amounts resulting from such new Series of Notes or additional issuance of Notes of an Outstanding Series of Notes occurring in such Monthly Period from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new Series of Notes or the additional issuance of Notes of an Outstanding Series of Notes~~and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

(f)                The definitions of “Series 2016-1 Principal Allocation Percentage”, “Series 2017-1 Principal Allocation Percentage” and “Series 2017-2 Principal Allocation Percentage” set forth in Section 1.01 of the applicable Indenture Supplement are hereby amended as set forth below, with text marked in underline indicating additions to such definitions and with text marked in ~~strikethrough~~ indicating deletions to such definitions (without regard to the Series designation set forth below):

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“Series 2017-2 Principal Allocation Percentage” means, with respect to any ~~Monthly Period for such Monthly Period, and any date of determination as of such~~ date of determination in ~~such~~any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is (~~a~~i) during the Revolving Period, the Allocation Amount as of the beginning of the first day of such Monthly Period (or, (x) in the case of the first Monthly Period, the Series 2017-2 Stated Principal Amount and (y) with respect to any Monthly Period in which there is an issuance of additional Series 2017-2 Notes occurring in such Monthly Period, the Allocation Amount (after giving effect to any increase to the Allocation Amount resulting from the issuance of the additional Series 2017-2 Notes) as of any date of determination on or after the date of such issuance of additional Series 2017-2 Notes) and (~~b~~ii) during the Controlled Accumulation Period or the Early Amortization Period, the Allocation Amount as of the close of business on the date on which the Revolving Period shall have terminated, and (b) the denominator of which is the greater of (i) the Pool Balance as of the beginning of the first day of such Monthly Period as adjusted in accordance with the provisions below ~~related to this clause (i)~~, or (ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all Series of Notes as ~~adjusted in accordance with the provisions below related to this clause (ii)~~of such date of determination. With respect to any Monthly Period in which an Addition Date or a Removal Date occurs, ~~on~~the Series 2017-2 Principal Allocation Percentage for the portion of the Monthly Period falling on and after such Addition Date or Removal Date, as applicable, ~~the amount calculated above pursuant to clause (i) shall be adjusted to give effect to all increases and decreases in the Pool Balance occurring in such Monthly Period from the first day of such Monthly Period to and including such Addition Date or Removal Date. With respect to any Monthly Period in which there is a new issuance of Notes or an additional issuance of Notes of an Outstanding Series of Notes, in each case, pursuant to Section 4.10 of the Indenture, the amount calculated above pursuant to clause (ii) shall be adjusted to give effect to all increases in the sum of the allocation amounts resulting from such new Series of Notes or additional issuance of Notes of an Outstanding Series of Notes occurring in such Monthly Period from the immediately preceding date of determination in such Monthly Period to and including the date of issuance of such new Series of Notes or the additional issuance of Notes of an Outstanding Series of Notes~~and prior to any subsequent Addition Date or Removal Date, as applicable, will be recalculated for such

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period using the Pool Balance as of the close of business on the subject Addition Date or Removal Date.

(g)               The definitions of “Shared Excess Available Principal Collections” set forth in Section 1.01 of each Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definitions and with text marked in ~~strikethrough~~ indicating deletions to such definitions (without regard to the Series designation set forth below):

“Shared Excess Available Principal Collections” means, with respect to any Monthly Period as determined on the related Note Transfer Date, the sum of (a) with respect to Series 2017-2, the amount of Series 2017-2 Available Principal Collections~~, less any amount released and used to purchase Receivables under Section 4.01(f), for such Monthly Period available after application in accordance with Sections 4.05(b)(i) through (iii)~~specified to be treated as “Shared Excess Available Principal Collections” pursuant to Sections 4.05(a) and 4.05(b)(iv) and (b) with respect to any other Series included in Shared Excess Available Principal Collections Group One, the Principal Collections allocated to such other Series remaining after all required payments and deposits, which the applicable Indenture Supplements for such Series specify are to be treated as “Shared Excess Available Principal Collections” with respect to such Monthly Period.

(h)               Sections 4.01(d), (e) and (f) of each Indenture Supplement are hereby amended as set forth below, with text marked in underline indicating additions to such sections and with text marked in ~~strikethrough~~ indicating deletions to such sections (without regard to the Series designation set forth below):

(d)       Allocations of the Default Amount to the Series 2017-2 Notes. With respect to each day during a Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall ~~on or prior to the applicable Note Transfer Date~~ allocate to the Series 2017-2 Notes an amount equal to the product of (i) the Series 2017-2 Floating Allocation Percentage for such day and (ii) the portion of the Default Amount ~~with respect to such Monthly Period~~attributable to Receivables that became Defaulted Receivables on such day.

(e)       Allocations of the Servicing Fee to the Series 2017-2 Notes. With respect to each Monthly Period, the Indenture Trustee, at the direction of the Servicer, shall on or prior to the applicable Note Transfer Date allocate to the Series 2017-2 Notes an amount equal to the product of (i) the average of the Series 2017-2 Floating Allocation ~~Percentage~~Percentages for all days

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during such Monthly Period and (ii) the Servicing Fee with respect to such Monthly Period.

(f)       Release of Principal Collections to Purchase Receivables and Pay Optional Amortization Amounts. Principal Collections allocated to the Series 2017-2 Notes as provided in Section 4.01(c) and on deposit in the Collection Account with respect to each Monthly Period may, upon request made by the Servicer on behalf of the Transferor to the Indenture Trustee, on any date, subject to the restrictions set forth below in this Section 4.01(f), be released from the Collection Account and (i) released to the Transferor free and clear of the lien of the Indenture to be used solely for the purpose of purchasing Receivables or (ii) applied to pay Optional Amortization Amounts for other Series. The release of Principal Collections under this Section 4.01(f) to make the payments described in clauses (i) and (ii) of the preceding sentence~~,~~ shall be subject to the following limitations: (1) no Principal Collections may be released if an Early Amortization Event has occurred and is continuing for one or more Series of Notes in Shared Excess Available Principal Collections Group One; (2) on each date of transfer only the excess of (a) the amount determined pursuant to Section 4.01(c), over (b) an amount equal to the product of (i) the amount determined pursuant to Section 4.01(c), and (ii) a fraction, the numerator of which is the Class B Stated Principal Amount and the denominator of which is the Series 2017-2 Stated Principal Amount, may be released; and (3) if one or more Series of Notes in Shared Excess Available Principal Collections Group One is in ~~a Controlled Accumulation~~an Amortization Period, no Principal Collections for such Monthly Period may be released if the amount of Principal Collections remaining in the Collection Account for such Monthly Period allocable to Shared Excess Available Principal Collections Group One would be less than the sum of the ~~Controlled Deposit Amounts~~required principal deposits and payments with respect to the Payment Date for the related Monthly Period for such Series of Notes in Shared Excess Available Principal Collections Group One in ~~a Controlled Accumulation Period due on the Payment Date for the related Monthly Period~~an Amortization Period (excluding any Optional Amortization Amounts for such Series).

Section 1.02        Amendment to the Amended and Restated Indenture. Section 11.09 of the Amended and Restated Indenture is hereby amended by:

(a)               deleting the word “or” at the end of clause (d) thereof;

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(b)               replacing the period (“.”) at the end of clause (e) thereof with the phrase “; or”; and

(c)               adding the following new clause (f) thereto immediately following existing clause (e) thereof:

(f)       sell the obligations (as defined in the FDIC Rule) issued in a securitization (as defined in the FDIC Rule) predominantly to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with BBD).

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01        Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions:

(a)               delivery by the Issuer to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion;

(b)               delivery by the Issuer to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(c)               satisfaction of the Note Rating Agency Condition; and

(d)               receipt by each party hereto of counterparts of this Amendment, duly executed by the other party hereto.

ARTICLE III

MISCELLANEOUS

Section 3.01        Waiver of Notice. Notwithstanding anything to the contrary set forth in the Indenture Supplements or the Amended and Restated Indenture, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

Section 3.02        Ratification of the Indenture Supplements. Except as specifically amended, modified or supplemented by this Amendment, each of the Indenture Supplements and the Amended and Restated Indenture are hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of any Indenture Supplement or the Amended and Restated Indenture, but shall constitute an amendment thereof, as applicable. Each of the parties to the applicable Indenture Supplement or the Amended and

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Restated Indenture, as applicable, agree to be bound by the terms of the obligations of such Indenture Supplement or the Amended and Restated Indenture, as amended by this Amendment, as though the terms and obligations of such Indenture Supplement or the Amended and Restated Indenture were set forth herein.

Section 3.03        Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04        Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05        Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in (or by reference in) the applicable Indenture Supplement or the Amended and Restated Indenture, as applicable. All Section or Subsection references herein shall mean Sections or Subsections in the applicable Indenture Supplement or the Amended and Restated Indenture, as applicable, except as otherwise provided herein.

Section 3.06        Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any related documents.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Rachel Simpson
Name: Rachel Simpson Title: Vice President

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U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Julia Linian
Name: Julia Linian Title: Vice President

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